Exhibit 99.1

FOR IMMEDIATE RELEASE

Orchid Cellmark, Inc.
(609) 750-2200
Investors:	Media:
Mary Bashore	Barbara Lindheim
(609) 750-2324	Gendel Lindheim BioCom Partners
(212) 918-4650

ORCHID CELLMARK APPOINTS JEFFREY S. BOSCHWITZ AS VICE PRESIDENT, NORTH

AMERICA MARKETING & SALES

Princeton, NJ, May 27, 2008—Orchid Cellmark Inc. (Nasdaq:ORCH), a leading worldwide provider of identity DNA testing services, today announced a change in its sales and marketing organization.

Jeffrey S. Boschwitz, Ph.D. has been appointed Vice President of North America Marketing and Sales. Based in Orchid Cellmark’s corporate headquarters in Princeton New Jersey, Mr. Boschwitz will oversee sales and marketing for Orchid’s North America business.

Mr. Boschwitz brings extensive strategic marketing experience to Orchid Cellmark. Most recently, he served as Director of Marketing, Planning, Analysis and Research at Quest Diagnostics, for the company’s physician diagnostics business division. As part of that role, Mr. Boschwitz was responsible for development of the marketing plan and optimizing sales force effectiveness. Previously, Mr. Boschwitz was a Principal in Booz Allen Hamilton’s health care practice with a focus on the diagnostics and pharmaceutical industries. Earlier in his career, he was a Project Manager for Plan A Consulting, where he led projects to optimize the value of new product pipelines for both large and entrepreneurial life sciences companies. Mr. Boschwitz received a B.S. in biology and a Ph.D. in immunology from Cornell University and completed his postdoctoral work at Stanford University.

Thomas A. Bologna, Chief Executive Officer of Orchid Cellmark said, “We believe that Jeff’s combination of analytical skills and strategic insight will be of significant value in leading our North America marketing and sales activities. Jeff has achieved success across industries and sectors in developing and implementing a wide variety of innovative business solutions. We believe that his broad experience is consistent with the qualities that we are seeking for an individual to lead our North America marketing and sales efforts.”

About Orchid Cellmark

Orchid Cellmark is a leading provider of identity DNA testing services for the human identity and agriculture markets. In the human identity area, the company provides DNA testing services for forensic, family relationship and security applications. In the agriculture field, Orchid Cellmark provides DNA testing services for selective trait breeding. Orchid Cellmark’s strong market positions in these areas reflect the company’s accredited laboratories in the U.S. and U.K., its innovative genetic analysis technologies and expertise, and the world-renowned Cellmark brand that has been associated with exceptional quality, reliability and customer service for nearly two decades. More information on Orchid Cellmark can be found at www.orchid.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to the risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid Cellmark’s products and services, dependence on government funding and collaborations, regulatory approvals, competition, intellectual property of others, patent protection, litigation, the timing of release of federal funds, the timing and amount of contracts put up for bid, and Orchid Cellmark’s ability to successfully offer its services directly to U.K. police forces. These risks and other additional factors affecting these forward-looking statements and Orchid Cellmark’s business are discussed under the headings “Risks Related to Our Business” and “Risks Associated with Our Common Stock” in Orchid Cellmark’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission, and in other filings made by Orchid Cellmark with the Securities and Exchange Commission from time to time. Orchid Cellmark expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid Cellmark’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

Information contained in our press releases should be considered accurate only as of the date of the release. Information in any press release may be superseded by more recent information we have disclosed in later press releases, filings with the Securities and Exchange Commission or otherwise. Press releases may contain forward-looking statements based on the expectations of our management as of the date of the release. Actual results may materially differ based on several factors, including those described in the press release.